 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 7, 2018

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

235 East 42nd Street New York, New York	10017
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 733-2323
Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
On December 7, 2018, Pfizer Inc. (“Pfizer”) issued a notice for the redemption in full of all €1,141,300,000 aggregate principal amount outstanding of its 5.750 per cent. Notes due 2021 (ISIN: XS0432071131; COMMON CODE: 043207113) (the “Notes”).

The Notes will be redeemed on January 9, 2019 at a “make-whole” redemption price as set forth in the indenture, as supplemented, pursuant to which the Notes were issued. On the redemption date, the redemption price will become due and payable on the Notes and, unless Pfizer defaults in the payment of the redemption price, interest on the Notes will cease to accrue on and after the redemption date. The notice of redemption specifying the terms, conditions and procedures for the redemption is available through The Bank of New York Mellon, located at 240 Greenwich St., New York, New York 10286, as paying agent for the Notes. The foregoing does not constitute a notice of redemption for the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pfizer Inc.

	By:	/s/ Margaret M. Madden
Margaret M. Madden, Esq.
Senior Vice President and Corporate Secretary,
Chief Governance Counsel

Dated:	December 7, 2018